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                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



     STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com




                                        August 13, 1999





VIA EDGARLINK

Board of Directors
Life Insurance Company of the Southwest
1300 West Mockingbird Lane
Dallas, TX 75247-4921

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 2 to the registration statement on Form N-4 for LSW Variable Annuity Account I (File No. 333-47363). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                  Very truly yours,

                                  SUTHERLAND ASBILL & BRENNAN LLP



                                  By:      /s/ STEPHEN E. ROTH
                                      --------------------------------
                                               Stephen E. Roth